As filed with the Securities and Exchange Commission on January 5, 2016

Registration No. 333-203201

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CENTERPOINT ENERGY, INC.

(Exact name of registrant as specified in its charter)

Texas	74-0694415
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1111 Louisiana Houston, Texas	77002
(Address of principal executive offices)	(Zip code)

CENTERPOINT ENERGY SAVINGS PLAN

(Full title of the plan)

Dana C. O’Brien

Senior Vice President, General Counsel and Corporate Secretary

1111 Louisiana

Houston, Texas 77002

(713) 207-1111

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

CenterPoint Energy Inc. hereby amends its Registration Statement on Form S-8 (Registration No. 333-203201) by filing this Post-Effective Amendment No. 1 to such Registration Statement to reflect that the CenterPoint Energy Savings Plan (the “Plan”) was amended and restated, effective as of January 1, 2016 (except as noted in the Plan), to implement Roth deferral contribution features; revise the Plan’s automatic enrollment provisions; adopt certain restrictions on investment elections in the company stock fund under the Plan; and amend certain administrative and payment provisions under the Plan and to file a copy of the Plan, as amended and restated to date. No additional securities are being registered hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.	Exhibits

The following documents are filed as part of this Registration Statement or incorporated by reference herein:

Exhibit Number	Document Description

24.1 -	Power of Attorney (included on the signature page of the registrant’s Registration Statement on Form S-8 (Registration No. 333-203201))

99.1 -	CenterPoint Energy Savings Plan (amended and restated effective January 1, 2016)

The registrant undertakes that the Plan and any amendment thereto have been or will be submitted to the Internal Revenue Service (“IRS”) in a timely manner and all changes required by the IRS for the Plan to be qualified under Section 401 of the Internal Revenue Code have been or will be made.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on January 5, 2016.

CENTERPOINT ENERGY, INC.
(Registrant)

By:	/s/ Scott M. Prochazka
Scott M. Prochazka
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities indicated on January 5, 2016.

Signature	Title

/s/ Scott M. Prochazka Scott M. Prochazka	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ William D. Rogers William D. Rogers	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Kristie L. Colvin Kristie L. Colvin	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

* Milton Carroll	Executive Chairman of the Board of Directors

* Michael P. Johnson	Director

* Janiece M. Longoria	Director

* Scott J. McLean	Director

* Susan O. Rheney	Director

* Phillip R. Smith	Director

* Peter S. Wareing	Director

*By	/s/ Dana C. O’Brien
Dana C. O’Brien, Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Benefits Committee has duly caused this Post-Effective Amendment No. 1 to be signed on behalf of the CenterPoint Energy Savings Plan by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 5, 2016.

CENTERPOINT ENERGY SAVINGS PLAN

By:	/s/ Joseph B. McGoldrick
Joseph B. McGoldrick
Chairman of the Benefits Committee of CenterPoint Energy, Inc., Plan Administrator

EXHIBIT INDEX

Exhibit Number	Document Description

24.1 -	Power of Attorney (included on the signature page of the registrant’s Registration Statement on Form S-8 (Registration No. 333-203201))

99.1 -	CenterPoint Energy Savings Plan (amended and restated effective January 1, 2016)